As filed with the Securities and Exchange Commission on February 13, 2003,
                                               Registration No. ________________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                                   QT 5, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                        0-25022              72-7148906
 -------------------------------  -----------------------   -------------------
 (State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
  Incorporation Or Organization)                             Identification No.)

                       5655 Lindero Canyon Road, Suite 120
                       Westlake Village, California 91362
             ------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (818) 338-1510
                                 ---------------


                             2000 Stock Option Plan
                            ------------------------
                            (Full title of the plan)


                                   Steve Reder
                                    President
                       5655 Lindero Canyon Road, Suite 120
                       Westlake Village, California 91362
                     ---------------------------------------
                     (Name and address of agent for service)


                                 (818) 338-1510
                     ---------------------------------------
                     (Telephone number, including area code,
                              of agent for service)

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                                    Proposed
                                  Proposed          maximum
Title of            Amount        maximum           aggregate    Amount of
securities          to be         offering price    offering     registration
to be registered    registered    per Share (2)     price        fee
----------------    ----------    --------------    ---------    ------------

Common Stock        1,700,000(1)                    $2,890,000   $265.88

Total                                                            $265.88

(1) In addition, pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of shares as may be required by reason of any stock dividend, recapitalization, stock split, reorganization, merger, consolidation, combination or exchange of shares or other similar change affecting the stock.

(2) Omitted pursuant to Rule 457(o) under the Securities Act.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) based on the average of the bid and ask prices for the Common Stock on February 6, 2003, as reported on the over the counter market OTCBB.

                                EXPLANATORY NOTE

      QT 5, Inc. ("QT 5") is filing this registration statement on Form S-8 to register 1,700,000 additional shares of QT 5 common stock authorized for issuance under the 2000 Stock Option Plan (the "Plan"). QT 5 previously filed a registration statement on Form S-8, as filed with the Securities and Exchange Commission (the "Commission") on July 11, 2002 (the "Initial Registration Statement") covering 2,533,330 shares of Common Stock with the Commission. In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated by reference into this registration statement.

      The total number of shares of QT 5 common stock available for issuance under the Plan in connection with offerings that commence on or after February 7, 2003, will be 4,233,330, which includes the 1,700,000 shares of QT 5 common stock registered on this registration statement and 2,533,330 shares of QT 5 common stock that were registered on the Prior Registration Statement, which have been previously issued and are outstanding.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents By Reference
-------

                  The following documents are incorporated by reference into this registration statement:

         (a) QT 5's Definitive Information Statement filed with the Commission on December 11, 2002, under Section 14 (c) of the Exchange Act., which contains audited financial statements for the year ended June 30, 2002, of Quicktest 5, Inc. (acquired by the Company on January 9, 2003)(the "Information Statement").

         (b) The description of QT 5's common stock, par value $0.15 per share ("Common Stock"), contained in QT 5's registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         (c) Form 8-K regarding change in control of registrant dated January 9, 2003.

         (d) Form 8-K regarding change of auditors dated February 11, 2003.

         (e) All other reports filed by QT 5 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the date of the Information Statement.

          In addition, all documents subsequently filed by QT 5 pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5.           Interests of Named Experts and Counsel
-------

                  The validity of QT 5 common stock that may be offered under the Plan will be passed upon for QT 5 by The Business Law Group, LLP, 4210 Douglas Blvd, Suite 100, Granite Bay, CA 95746. Attorneys who are partners or employed by The Business Law Group, LLP, who have provided advice with respect to this matter in the aggregate beneficially own less than 105,000 shares of QT 5, Inc. common stock.


Item 8.           Exhibits
-------

                  Reference is made to the Exhibit Index following the signature page.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirement of the Securities Act of 1933, as amended, the Registrant, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westlake Village, California, on the 13th day of February, 2003.


                                   QT 5, INC.



                                  By: /s/ STEVE REDER
                                      ------------------------------------------
                                      Steve Reder
                                      President and Principal Accounting Officer


                                POWER OF ATTORNEY

              KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steve Reder his or her attorney-in-fact, for him or her in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendments thereto has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                 Title                    Date
---------                                 -----                    ----


/s/ TIMOTHY J. OWENS                 CEO and Director         February 13, 2003
-------------------------
Timothy J. Owens




/s/ STEVE REDER                      President and Director   February 13, 2003
-------------------------
Steve Reder

                                INDEX TO EXHIBITS
                                -----------------



         The following is a complete list of exhibits filed as a part of this registration statement:

         Exhibit No.       Document
         -----------       --------

         5.1 Opinion of The Business Law Group, LLP, regarding the legality of the securities being registered.

         10.1              2000 Stock Option Plan (incorporated by reference to
                           Exhibit 10.1 of the registrant's Form S-8 filed with the Commission on July 11, 2002 (the "S-8")).

         10.2 Amendment No. 1 to 2000 Stock Option Plan (incorporated by reference to Exhibit 10.1 of the S-8).

         10.3              Amendment No. 2 to 2000 Stock Option Plan.

         23.1              Consent of The Business Law Group, LLP
                           (included in Exhibit 5.1).

         23.2 Consent of Corbin & Company, LLP, independent auditors






























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